Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182451

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 12, 2012)

4,000,000 Shares

7.95% Series B Cumulative Redeemable Preferred Shares

(Liquidation Preference $25.00 Per Share)

We are offering 4,000,000 of our 7.95% Series B Cumulative Redeemable Preferred Shares, no par value, which we refer to as the Series B Preferred Shares. This is our original issuance of Series B Preferred Shares.

Dividends on the Series B Preferred Shares will accrue and be cumulative from, but excluding, the original date of issuance and will be payable quarterly in arrears on or about the last day of March, June, September and December of each year. The dividend rate is 7.95% per annum of the $25.00 liquidation preference, which is equivalent to $1.9875 per share. The first dividend on the Series B Preferred Shares sold in this offering will be paid on October 1, 2012 and will be in the amount of $0.33125 per share.

Generally, we may not redeem the Series B Preferred Shares until August 7, 2017. On and after August 7, 2017, we may, at our option, redeem the Series B Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), as a result of which neither our common shares of beneficial interest, no par value, or our common shares, nor the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such common securities) are listed on the New York Stock Exchange, or NYSE, the NYSE MKT or The NASDAQ Stock Market, or Nasdaq, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series B Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series B Preferred Shares, the holders of Series B Preferred Shares will not be permitted to exercise the conversion right described below in respect of their shares called for redemption. The Series B Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed by us or converted in connection with a Change of Control by the holders of Series B Preferred Shares.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Shares will have the right (subject to our right to redeem the Series B Preferred Shares in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series B Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series B Preferred Share to be converted equal to the lesser of the following:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Share dividend payment and prior to the corresponding Series B Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined herein); and

•	6.1425, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

We intend to file an application to list the Series B Preferred Shares on the NYSE under the symbol “IRET PRB.” If the application is approved, we expect trading to commence within approximately 30 days after the initial delivery of the Series B Preferred Shares. Our common shares and our 8.25% Series A Cumulative Redeemable Preferred Shares, or our Series A Preferred Shares, are traded on the NASDAQ Global Select Market under the symbols “IRET” and “IRETP,” respectively.

The Series B Preferred Shares are subject to certain restrictions on ownership designed to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See “Description of the Series B Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series B Preferred Shares generally will not have any voting rights.

Investing in the Series B Preferred Shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, and the risks set forth under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended April 30, 2012, which is incorporated by reference herein.

	Per Share	Total
Public Offering Price	$25.0000	$100,000,000
Underwriting Discount(1)	$0.7875	$2,992,500
Proceeds to us (before expenses)	$24.2125	$97,007,500

(1)	At our request, the underwriters have reserved for sale, at the public offering price, up to 200,000 Series B Preferred Shares offered by this prospectus supplement for sale to our trustees, officers, employees and certain other persons associated with us through a directed share program. The underwriters will not receive any underwriting discount or commissions with respect to any shares sold in the directed share program.

We have granted the underwriters the right to purchase up to 600,000 additional Series B Preferred Shares on the same terms and conditions set forth above to cover over-allotments within 30 days of the date of this prospectus supplement.

The underwriters expect to deliver the Series B Preferred Shares on or about August 7, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Baird		RBC Capital Markets
D.A. Davidson & Co.

Janney Montgomery Scott                    Wunderlich Securities

J.J.B. Hilliard, W.L. Lyons, LLC                    Ladenburg Thalmann & Co. Inc.

The date of this prospectus supplement is July 31, 2012

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement will supersede such information.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the year ended April 30, 2012, filed with the SEC on July 16, 2012, as well as other sections included or incorporated by reference into this prospectus supplement, discuss some of the factors that could contribute to these differences, including, but not limited to:

•	our ability to qualify and maintain qualification as a REIT;

•	general volatility of the capital markets and the market price of our securities;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	actions and initiatives of the U.S. government, changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	changes in our industry and the markets in which we operate, interest rates or the general U.S. or international economy;

•	economic trends and economic recoveries; and

•	the degree and nature of our competition.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein also contain market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, financial condition, results of operations and the market price of our securities.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. It does not contain all of the information that may be important to you. We encourage you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the “Risk Factors” section in this prospectus supplement and in our Annual Report on Form 10-K for the year ended April 30, 2012, filed with the SEC on July 16, 2012, before making an investment decision. See “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Unless the context otherwise requires, in this prospectus supplement, the terms “we,” “us,” “our,” “our company” or “the Trust” include Investors Real Estate Trust and its consolidated subsidiaries, including IRET Properties, which we refer to as our “operating partnership.” The term “you” refers to a prospective investor.

Overview

We are a self-advised North Dakota real estate investment trust that owns and operates commercial office, medical, industrial and retail properties and multi-family residential properties located primarily in the upper Midwest. We own the majority of our properties and conduct substantially all of our operations through IRET Properties, our operating partnership.

As of April 30, 2012, our real estate portfolio consisted of:

•	84 multi-family residential properties containing 9,161 apartment units and having a total real estate investment amount net of accumulated depreciation of $411.0 million;

•	68 commercial office properties containing approximately 5.1 million square feet of leasable space and having a total real estate investment amount net of accumulated depreciation of $483.9 million;

•

65 commercial medical properties (including senior housing) containing approximately 2.9 million square feet of leasable space and having a total real estate investment amount net of accumulated depreciation of $421.5 million;

•

19 commercial industrial properties containing approximately 2.9 million square feet of leasable space and having a total real estate investment amount net of accumulated depreciation of $98.3 million; and

•	30 commercial retail properties containing approximately 1.4 million square feet of leasable space and having a total real estate investment amount net of accumulated depreciation of $103.8 million.

We have operated and intend to continue to operate so as to qualify as a REIT for federal income tax purposes.

Corporate Information

Our principal executive office is located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota, 58701, and our telephone number is (701) 837-4738. We maintain an Internet site, www.iret.com, which contains additional information concerning us. Information on our Internet site is neither part of nor incorporated by reference into this prospectus supplement or the accompanying prospectus.

Recent Developments

The following is a summary of recent developments regarding our company.

Management Reorganization and New Executive Appointment

Effective June 27, 2012, we promoted three of our senior executives and hired a new Executive Vice President of Asset Management. Thomas A. Wentz, Jr., formerly Senior Vice President and Chief Operating Officer, was appointed Executive Vice President and Chief Operating Officer, with his job duties revised to include responsibility for capital markets, asset acquisitions and dispositions and property development. Diane K. Bryantt, formerly Senior Vice President and Chief Financial Officer, was appointed Executive Vice President and Chief Financial Officer. Michael A. Bosh, formerly Senior Vice President and General Counsel, was appointed Executive Vice President and General Counsel. Mark W. Reiling joined our company as Executive Vice President of Asset Management and will oversee the operations of the Trust’s entire real estate portfolio.

Change in Independent Registered Public Accounting Firm

On June 26, 2012, following a competitive process undertaken by the Audit Committee of our Board of Trustees, or the Audit Committee, the Audit Committee approved the dismissal of Deloitte & Touche LLP, or Deloitte, and the appointment of Grant Thornton LLP, or Grant Thornton, as our independent registered public accounting firm, effective as of the date of the filing of our Annual Report on Form 10-K, which occurred on July 16, 2012.

During the two fiscal years ended April 30, 2011 and 2010, and the subsequent interim period through July 16, 2012, there were (i) no disagreements (as defined in Regulation S-K) between us and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Regulation S-K.

Financing Activity

Since the beginning of the first quarter of fiscal year 2013, we have pending loan applications or commitments for one loan renewal with a life insurance company and two acquisition loans with Freddie Mac. We expect to close these loans, totaling approximately $35.5 million, with cash-out proceeds totaling approximately $1.2 million before closing costs. However, no assurances can be given that these loans will be completed on the terms currently expected, or at all.

During the first quarter of fiscal year 2013, we sold approximately 1.5 million newly issued common shares under our Distribution Reinvestment and Share Purchase Plan for total net proceeds to us of approximately $11.1 million.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series B Preferred Shares, see “Description of the Series B Preferred Shares” in this prospectus supplement and “Description of Shares of Beneficial Interest—Preferred Shares” in the accompanying prospectus.

References in this prospectus supplement to: (i) our “junior equity securities” mean our common shares and any equity securities we may authorize or issue in the future that rank junior to the Series B Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; (ii) our “parity equity securities” mean our Series A Preferred Shares and any equity securities we may authorize or issue in the future that by their terms rank on par with the Series B Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and (iii) our “senior equity securities” mean any equity securities we may authorize or issue in the future that by their terms rank senior to the Series B Preferred Shares and any parity equity securities with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “equity securities” does not include any convertible debt securities we may authorize or issue in the future.

Issuer	Investors Real Estate Trust

Securities Offered	4,000,000 Series B Preferred Shares (4,600,000 shares if the underwriters exercise their over-allotment option in full). We may reopen this series and issue additional Series B Preferred Shares through public or private sales at any time.

Dividends	Holders of Series B Preferred Shares will be entitled to receive cumulative cash dividends on the Series B Preferred Shares at the rate of 7.95% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.9875 per annum per share. Dividends on the Series B Preferred Shares will be payable quarterly in arrears on or about the last day of March, June, September and December of each year (or, if not a business day, the next business day). The first dividend on the Series B Preferred Shares sold in this offering will be paid on October 1, 2012 and will be in the amount of $0.33125 per share.

No Maturity	The Series B Preferred Shares have no maturity date. We are not required to redeem the Series B Preferred Shares or set aside funds to redeem the Series B Preferred Shares. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely unless we decide to redeem them or, under circumstances where the holders of Series B Preferred Shares have a conversion right, such holders decide to convert their shares into our common shares.

Optional Redemption	We may not redeem the Series B Preferred Shares prior to August 7, 2017, except as described below under “—Special Optional Redemption” and in limited circumstances relating to our continuing qualification as a REIT, as described below under “—Restrictions on Ownership and Transfer.” On and after August 7, 2017, we may, at our option, redeem the Series B Preferred Shares, in whole, at any time, or in part, from time to time, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption	In the event of a Change of Control (as defined below), we may, at our option, exercise our special optional redemption right to redeem the Series B Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem some or all of the Series B Preferred Shares (whether pursuant to our optional redemption right described above or this special optional redemption right), holders of Series B Preferred Shares will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE MKT or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

Conversion Rights	Except to the extent that we have elected to exercise our optional redemption right or our special optional redemption right by providing a notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series B Preferred Shares will have the right to convert some or all of the Series B Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series B Preferred Share to be converted equal to the lesser of the following:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Share dividend payment and prior to the corresponding Series B Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price; and

•	6.1425 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided a redemption notice with respect to some or all of the Series B Preferred Shares, holders of any Series B Preferred Shares that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their Series B Preferred Shares that have been called for redemption, and any Series B Preferred Shares subsequently called for redemption that have been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series B Preferred Shares—Conversion Rights.”

Except as provided above in connection with a Change of Control, the Series B Preferred Shares are not convertible into or exchangeable for any other securities or property.

Liquidation Preference	In the event of our liquidation, dissolution or winding up, the holders of Series B Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference in cash or property, at fair market value as determined by our Board of Trustees, of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to and including the date of the payment. Holders of Series B Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares and any other junior equity securities.

Ranking	The Series B Preferred Shares rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up: (i) senior to our common shares and our other junior equity securities, if any; (ii) pari passu with our Series A Preferred Shares and our parity equity securities, if any; and (iii) junior to all of our existing and future indebtedness and our senior equity securities, if any.

Voting Rights	Holders of Series B Preferred Shares generally will have no voting rights. However, if we do not pay dividends on the Series B Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of Series B Preferred Shares and all our parity equity securities, if any, having similar voting rights, including the Series A Preferred Shares (voting together as a single class) will be entitled to vote for the election of two additional trustees to serve on our Board of Trustees until we pay all dividends that we owe on the Series B Preferred Shares and our parity equity securities. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares at the time and any other of our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) is required for us to authorize, create or increase the number of any class or series of senior equity securities. The affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares and our parity equity securities then outstanding (voting together as a single class) is required to amend, alter or repeal our Third Restated Declaration of Trust, as amended, or our Declaration of Trust, (including the articles supplementary designating the Series B Preferred Shares) in a manner that materially and adversely affects the rights of the holders of Series B Preferred Shares.

Among other things, we may, without any vote of the holders of Series B Preferred Shares, issue additional Series B Preferred Shares or authorize and issue additional parity equity securities.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series B Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on

Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series B Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act, in each case based on the dates on which we would have been required to file such reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	We intend to file an application to list the Series B Preferred Shares on the NYSE under the symbol “IRET PRB.” If the application is approved, we expect trading to commence within approximately 30 days after the initial delivery of the Series B Preferred Shares. There can be no assurance that the NYSE will approve the Series B Preferred Shares for listing.

Restrictions on Ownership and Transfer	Our Declaration of Trust and the articles supplementary creating the Series B Preferred Shares contain restrictions on ownership, including provisions that limit to 9.8% the percentage ownership of the Series B Preferred Shares by any one person or group of affiliated persons. Our Declaration of Trust also contains provisions that limit to 9.8%, in number or value, the percentage ownership of our outstanding shares of beneficial interest by any one person or group of affiliated persons. Our Board of Trustees may, in its discretion, exempt a person from the 9.8% ownership limits under certain circumstances.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $96.7 million (or approximately $111.2 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and other estimated offering expenses payable by us. We intend to contribute the net proceeds of this offering to our operating partnership in exchange for 7.95% Series B Cumulative Redeemable Preferred Units of partnership interest in our operating partnership, or Series B Preferred Units, that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series B Preferred Shares. Our operating partnership intends to use the net proceeds for general business purposes, including the acquisition, development, renovation, expansion or improvement of income-producing real estate properties and debt repayment. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and beginning on page 11 of our Annual Report on Form 10-K for the year ended April 30, 2012, filed with the SEC on July 16, 2012 and incorporated by reference into this prospectus supplement, to read about certain risks you should consider before buying the Series B Preferred Shares.

Tax Consequences	Certain federal income tax considerations of purchasing, owning and disposing of the Series B Preferred Shares are summarized in the accompanying prospectus under the heading “Material Federal Income Tax Considerations.”

Settlement Date	The Series B Preferred Shares will be delivered through the facilities of The Depository Trust Company (“DTC”) on or about August 7, 2012.

RISK FACTORS

An investment in the Series B Preferred Shares involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended April 30, 2012, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series B Preferred Shares. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to make cash distributions to holders of the Series B Preferred Shares, which could cause you to lose all or a significant portion of your investment in the Series B Preferred Shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and “Forward-Looking Statements” in the accompanying prospectus.

Risks Relating to this Offering

The Series B Preferred Shares are subordinate to our debt, and your interests could be diluted by the issuance of additional preferred shares, including additional Series B Preferred Shares, and by other transactions.

The Series B Preferred Shares are equity interests in the Trust and do not constitute indebtedness. As a result, the Series B Preferred Shares are subordinate to all of our existing and future debt. Our future debt may include restrictions on our ability to pay distributions to preferred shareholders. Our Declaration of Trust currently authorizes the issuance of an unlimited number of preferred shares in one or more series. Prior to this offering, we have issued 1,150,000 Series A Preferred Shares. In addition, our Board of Trustees has the power under our Declaration of Trust to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series, from time to time, in one or more series of preferred shares. The issuance of additional preferred shares on parity with or senior to the Series B Preferred Shares would dilute the interests of the holders of the Series B Preferred Shares, and any issuance of preferred shares senior to the Series B Preferred Shares or of additional indebtedness could adversely affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Shares. Other than the conversion right afforded to holders of Series B Preferred Shares that may be exercised in connection with a change of control as described under “Description of the Series B Preferred Shares—Conversion Rights” below, the provisions relating to the Series B Preferred Shares do not afford the holders of the Series B Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series B Preferred Shares, so long as the rights of the holders of the Series B Preferred Shares are not materially and adversely affected.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series B Preferred Shares.

If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Shares and may result in dilution to owners of the Series B Preferred Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Thus, holders of the Series B Preferred Shares will bear the risk of our future offerings and issuances reducing the market price of the Series B Preferred Shares and diluting the value of their shareholdings in us.

Holders of Series B Preferred Shares will have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Shares will be limited. Our common shares are the only class of our securities that carry full voting rights. Voting rights for holders of Series B Preferred Shares will exist primarily with respect to the ability to elect, together with holders of our parity equity securities having similar voting rights, if any, two additional trustees to our Board of Trustees in the event that six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Shares are in arrears, and with respect to voting on amendments to our Declaration of Trust or articles supplementary relating to the Series B Preferred Shares that materially and adversely affect the rights of the holders of Series B Preferred Shares or our parity equity securities or create additional classes or series of senior equity securities.

Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Shares will not have voting rights. See “Description of the Series B Preferred Shares—Voting Rights” in this prospectus supplement.

There is no established trading market for the Series B Preferred Shares, the Series B Preferred Shares may not be approved for listing, and even if approved, listing on the NYSE does not guarantee a market for the Series B Preferred Shares and the market price and trading volume of the Series B Preferred Shares may fluctuate significantly.

The Series B Preferred Shares are a new issue of securities with no established trading market. We intend to file an application to list the Series B Preferred Shares on the NYSE, but there can be no assurance that the NYSE will approve the Series B Preferred Shares for listing.

Even if the NYSE approves the Series B Preferred Shares for listing, there is no guarantee the Series B Preferred Shares will remain listed on the NYSE or any other nationally recognized exchange. If the Series B Preferred Shares are delisted from the NYSE or another nationally recognized exchange, holders of Series B Preferred Shares could face significant material adverse consequences, including:

•	a limited availability of market quotations for the Series B Preferred Shares;

•	reduced liquidity with respect to the Series B Preferred Shares;

•

a determination that the Series B Preferred Shares are a “penny stock,” which will require brokers trading in the Series B Preferred Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series B Preferred Shares; and

•	a decrease in our ability to issue additional securities or obtain additional financing in the future.

Moreover, even if the NYSE approves the Series B Preferred Shares for listing, an active trading market on the NYSE for the Series B Preferred Shares may not develop or, if it does develop, may not last, in which case the market price of the Series B Preferred Shares could be materially and adversely affected.

If an active trading market does develop on the NYSE, the Series B Preferred Shares may trade at prices lower than the initial public offering price. The market price of the Series B Preferred Shares would depend on many factors, including, but not limited to:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

•	our financial condition, cash flows, liquidity, results of operations, funds from operations and prospects.

We have been advised by the underwriters that they intend to make a market in the Series B Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

You may not be permitted to exercise conversion rights upon a change of control. If exercisable, the change of control conversion feature of the Series B Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series B Preferred Shares may make it more difficult for a party to take over the Trust or discourage a party from taking over the Trust.

Upon the occurrence of a Change of Control, as a result of which neither our common shares nor the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are listed on the NYSE, the NYSE MKT or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq, holders of Series B Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem the Series B Preferred Shares) to convert some or all of their Series B Preferred Shares into our common shares (or equivalent value of alternative consideration). Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series B Preferred Shares converted. If the Common Share Price (as defined in “Description of the Series B

Preferred Shares—Conversion Rights”) is less than $4.07 (which is approximately 50% of the closing sale price of our common shares on July 30, 2012), subject to adjustment, each holder will receive a maximum of 6.1425 of our common shares per Series B Preferred Share, which may result in a holder receiving value per share that is less than the liquidation preference of a Series B Preferred Share. Notwithstanding that we generally may not redeem the Series B Preferred Shares prior to August 7, 2017, we have a special optional redemption right to redeem the Series B Preferred Shares in the event of a Change of Control, and holders of Series B Preferred Shares will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of the Series B Preferred Shares—Conversion Rights” and “Description of the Series B Preferred Shares—Redemption.” In addition, these features of the Series B Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for the Trust or of delaying, deferring or preventing a change of control of the Trust under circumstances that otherwise could provide the holders of our common shares and Series B Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

Our ability to pay dividends is limited by the requirements of North Dakota law.

Our ability to pay dividends on the Series B Preferred Shares is limited by the laws of North Dakota. Under applicable North Dakota law, a North Dakota real estate investment trust may not make a distribution if, after giving effect to the distribution, the real estate investment trust would not be able to pay its debts as the debts become due in the usual course of business, or the real estate investment trust’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the real estate investment trust were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of senior equity securities. Accordingly, we may not make a distribution on the Series B Preferred Shares if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any senior equity securities.

Your ability to transfer or sell your Series B Preferred Shares may be limited.

Other than in connection with a Change of Control, the Series B Preferred Shares do not contain provisions that are intended to protect you if our common shares are delisted from Nasdaq. Since the Series B Preferred Shares have no stated maturity date, you may be forced to hold your Series B Preferred Shares and receive stated dividends on the Series B Preferred Shares when, as and if authorized by our Board of Trustees and paid by us with no assurance as to ever receiving the liquidation value thereof.

The Series B Preferred Shares have not been rated.

We have not sought to obtain a rating for the Series B Preferred Shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series B Preferred Shares, which could adversely impact the market price of the Series B Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Shares.

USE OF PROCEEDS

We estimate the net proceeds we will receive from this offering will be approximately $96.7 million ($111.2 million in the event that the underwriters exercise in full their over-allotment option), after deducting the underwriting discount and estimated offering expenses payable by us.

We will contribute to our operating partnership the net proceeds from this offering in exchange for Series B Preferred Units that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series B Preferred Shares. Our operating partnership intends to use the net proceeds from this offering for general business purposes, including the acquisition, development, renovation, expansion or improvement of income-producing real estate properties and debt repayment. To the extent our operating partnership uses any of the net proceeds from this offering to repay debt, it will repay a portion of the outstanding balance on our $60.0 million secured credit facility. As of July 27, 2012, the outstanding balance on this credit facility was $44.5 million, bearing an annual interest rate of 5.15% and maturing in August 2013.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends for each period indicated. The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our combined fixed charges and preferred share dividends. For purposes of calculating this ratio, earnings consist of income from continuing operations before noncontrolling interests plus fixed charges. Fixed charges consist of interest charges on all indebtedness, whether expensed or capitalized, the interest component of rental expense and the amortization of debt discounts and issue costs, whether expensed or capitalized. For the periods shown below, preferred share dividends consist of dividends on our Series A Preferred Shares.

	Fiscal Year Ended April 30,
	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred shares	1.10x	1.03x	1.05x	1.09x	1.17x

DESCRIPTION OF THE SERIES B PREFERRED SHARES

This description of the Series B Preferred Shares supplements the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, contained in the accompanying prospectus. You should consult that general description for further information.

For purposes of this section, references to “we,” “our” and “the Trust” refer only to Investors Real Estate Trust and not to any of its subsidiaries.

General

We currently are authorized to issue an unlimited number of preferred shares of beneficial interest, no par value, in one or more classes or series. Each class or series will have designations, powers, preferences, rights, qualifications, limitations or restrictions as North Dakota law may permit and our Board of Trustees may determine by adoption of applicable articles supplementary to our Declaration of Trust.

This summary of the terms and provisions of the Series B Preferred Shares is not complete. Our Board of Trustees will adopt articles supplementary designating the terms of the Series B Preferred Shares, and you may obtain a complete copy of the articles supplementary designating the Series B Preferred Shares by contacting us. In connection with this offering, we will file the articles supplementary with the SEC. Our Board of Trustees may, without notice to or the consent of holders of Series B Preferred Shares, authorize the issuance and sale of additional Series B Preferred Shares and authorize and issue additional shares of our parity equity securities from time to time.

We intend to file an application to list the Series B Preferred Shares on the NYSE under the symbol “IRET PRB.” If listing is approved, we expect trading to commence within 30 days after the initial delivery of the Series B Preferred Shares. There can be no assurance that the NYSE will approve the Series B Preferred Shares for listing.

The transfer agent, registrar and dividend disbursement agent for the Series B Preferred Shares will be American Stock Transfer & Trust Company, LLC.

As of the date of this prospectus supplement, we have 1,150,000 Series A Preferred Shares issued and outstanding, with an aggregate liquidation preference of $28,750,000.

Ranking

The Series B Preferred Shares will rank senior to our common shares and any class or series of our junior equity securities, pari passu with any of our parity equity securities, including our Series A Preferred Shares, and junior to any class or series of our senior equity securities. The affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Shares at the time and all of our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) is required for us to authorize, create or increase the number of any class or series of senior equity securities. Any convertible or exchangeable debt securities that we may issue will not be considered to be equity securities for these purposes. The Series B Preferred Shares will rank junior in right of payment to all of our existing and future indebtedness.

Dividends

Subject to the preferential rights of holders of any class or series of our senior equity securities, holders of Series B Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.95% per annum of the $25.00 per share liquidation preference, equivalent to $1.9875 per annum per Series B Preferred Share. Dividends on the Series B Preferred Shares will accrue and be cumulative from, but excluding, the original date of issuance of any Series B Preferred Shares and will be payable quarterly in arrears on or about the last day of March, June, September and December of each year. The first dividend on the Series B Preferred Shares sold in this offering will be paid on October 1, 2012 and will be in the amount of $0.33125 per share. Dividends payable on the Series B Preferred Shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our share records at the close of business on the applicable record date, which will be the fifteenth day of the calendar month in which the applicable dividend payment date falls, or such other date as designated by our Board of Trustees for the payment of dividends that is not more than 90 days nor fewer than 10 days prior to the dividend payment date.

Our Board of Trustees will not authorize, and we will not pay, any dividends on the Series B Preferred Shares or set aside funds for the payment of dividends if the terms of any of our agreements, including agreements relating to our indebtedness, prohibit that authorization, payment or setting aside of funds or if the authorization, payment or setting aside of funds would constitute a breach of or a default under any such agreement, or if the authorization, payment or setting aside of funds is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our shares. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series B Preferred Shares. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends on the Series B Preferred Shares.

Notwithstanding the foregoing, dividends on the Series B Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of dividends, whether or not dividends are authorized and whether or not the restrictions referred to above exist. Accrued but unpaid dividends on the Series B Preferred Shares will not bear interest, and the holders of Series B Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends as described above. All of our dividends on Series B Preferred Shares, including any capital gain dividends, will be credited to the previously accrued and unpaid dividends on the Series B Preferred Shares. We will credit any dividend made on the Series B Preferred Shares first to the earliest accrued and unpaid dividend due.

We will not declare or pay any dividends (other than in the form of our common shares or any other junior equity securities), or set aside any funds for the payment of dividends, on our common shares or our other junior or parity equity securities, or redeem, purchase or otherwise acquire, or set aside or make available payment for a sinking fund for the redemption of, our common shares or our other junior or parity equity securities, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the Series B Preferred Shares for all past dividend periods, except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our junior equity securities or pursuant to an exchange offer made on the same terms to all holders of Series B Preferred Shares and our parity equity securities. This restriction will not limit our redemption or other acquisition of our common shares made for purposes of and in compliance with any incentive, benefit or share purchase plan of ours or for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our Declaration of Trust. Notwithstanding the foregoing, subject to applicable law and the terms of our outstanding indebtedness, we may purchase common shares, Series A Preferred Shares and Series B Preferred Shares in the open market from time to time, by tender or by private agreement.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the Series B Preferred Shares and our parity equity securities, if any, the amount which we declare will be allocated pro rata to the Series B Preferred Shares and our parity equity securities, if any, so that the amount declared per share is proportionate to the accrued and unpaid dividends on those shares.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of Series B Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference in cash or property, at fair market value as determined by our Board of Trustees, of $25.00 per share, plus any accrued and unpaid dividends to and including the date of the payment. Holders of Series B Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares and our other junior equity securities, if any, and will be on parity with the rights of holders of our parity equity securities, including our Series A Preferred Shares. The rights of holders of Series B Preferred Shares to receive their liquidation preference would be subject to preferential rights of the holders of our existing and future indebtedness and our senior equity securities, if any. Written notice will be given to each holder of Series B Preferred Shares of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series B Preferred Shares will have no right or claim to any of our remaining assets. If we consolidate or merge with any other entity, sell, lease, transfer or convey all or substantially all of our assets, or engage in a statutory share exchange, we will not be deemed to have liquidated if, following the transaction, the Series B Preferred Shares remain outstanding as duly authorized shares of beneficial interest of any successor entity having the same rights and preferences as prior to the transaction. In the event our assets are insufficient to pay the full liquidating distributions to the holders of Series B Preferred Shares and our parity equity securities, then we will distribute our assets to the holders of Series B Preferred Shares and our parity equity securities, ratably in proportion to the full liquidating distributions they would have otherwise received.

Redemption

Optional Redemption

We may not redeem the Series B Preferred Shares prior to August 7, 2017, except as described below under “—Special Optional Redemption” and “—Restrictions on Ownership and Transfer.” On and after August 7, 2017, upon no fewer than 30 days’ nor more than 60 days’ written notice, we may, at our option, redeem the Series B Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

If we elect to redeem any or all of the Series B Preferred Shares, we will mail notice of the redemption to each holder of record of Series B Preferred Shares at the address shown on our share transfer books. In addition, we will issue a press release regarding the redemption for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post the redemption notice on our website, prior to the opening of business on the first business day following the date on which we mail the redemption notice to the holders of record of the Series B Preferred Shares. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series B Preferred Shares to be redeemed;

•	the place or places where the certificates, if any, representing the Series B Preferred Shares to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment; and

•	that dividends on the Series B Preferred Shares to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the Series B Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series B Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series B Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose in our sole discretion.

If we elect to redeem any of the Series B Preferred Shares in connection with a Change of Control (as defined below under “—Special Optional Redemption”) and we intend for such redemption to occur prior to the applicable Change of Control Conversion Date (as defined below under “—Conversion Rights”), our redemption notice will also state that the holders of Series B Preferred Shares to which the notice relates will not be able to tender such Series B Preferred Shares for conversion in connection with the Change of Control and each Series B Preferred Share tendered for conversion that is selected for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of Series B Preferred Shares called for redemption, then from and after the redemption date, those Series B Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series B Preferred Shares will terminate. The holders of those Series B Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date.

The holders of Series B Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series B Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above and in connection with a redemption pursuant to our special optional redemption, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares to be redeemed.

The Series B Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. However, in order to ensure that we continue to meet the requirements for qualification as a REIT, the Series B Preferred Shares will be subject to restrictions on ownership and transfer, as described under “—Restrictions on Ownership and Transfer” below and in “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Subject to applicable law and the terms of our outstanding indebtedness, we may purchase common shares, Series A Preferred Shares and Series B Preferred Shares in the open market from time to time. Any Series B Preferred Shares that we reacquire will return to the status of authorized but unissued shares.

Special Optional Redemption

In the event of a Change of Control, we may, at our option, redeem the Series B Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem some or all of the Series B Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series B Preferred Shares will not be permitted to exercise the conversion right described below under “—Conversion Rights” in respect of their shares called for redemption.

If we elect to redeem any or all of the Series B Preferred Shares, we will mail notice of the redemption to each holder of record of Series B Preferred Shares at the address shown on our share transfer books no fewer than 30 days nor more than 60 days before the redemption date. In addition, we will issue a press release regarding the redemption for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post the redemption notice on our website, prior to the opening of business on the first business day following the date on which we mail the redemption notice to the holders of record of the Series B Preferred Shares. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series B Preferred Shares to be redeemed;

•	the place or places where the certificates, if any, evidencing the Series B Preferred Shares to be redeemed are to be surrendered for payment;

•	the procedures for surrendering non-certificated shares for payment;

•

that the Series B Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•

that the holders of Series B Preferred Shares to which the notice relates will not be able to tender such Series B Preferred Shares for conversion in connection with the Change of Control and each Series B Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the Series B Preferred Shares to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the Series B Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series B Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series B Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose.

If we have given a notice of redemption and have paid or set aside sufficient funds for the redemption in trust for the benefit of the holders of Series B Preferred Shares called for redemption, then from and after the redemption date, those Series B Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Series B Preferred Shares will terminate. The holders of those Series B Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends to, but not including, the redemption date.

The holders of Series B Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series B Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares to be redeemed.

A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Trust entitling that person to exercise more than 50% of the total voting power of all shares of the Trust entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B Preferred Shares will have the right (subject to our right to redeem the Series B Preferred Shares in whole or in part, as described under “—Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the Series B Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per share of Series B Preferred Shares (the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Share dividend payment and prior to the corresponding Series B Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price; and

•	6.1425 (the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a dividend of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares. The adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, (a) the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and (b) the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 24,570,025 shares (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”), or 28,255,528 shares if the underwriters’ over-allotment option is exercised in full. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and for additional issuances of Series B Preferred Shares, if any.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B Preferred Shares will receive upon conversion of such Series B Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series B Preferred Shares. Instead, we will pay the cash value of such fractional shares based on the Common Share Price.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of Series B Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B Preferred Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we provide or have provided notice of our election to redeem all or any portion of the Series B Preferred Shares, holders will not be able to convert Series B Preferred Shares and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series B Preferred Shares must follow to exercise the Change of Control Conversion Right.

We also will issue a press release generally describing the above information for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Shares.

To exercise the Change of Control Conversion Right, a holder of Series B Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series B Preferred Shares to be converted, duly endorsed for transfer, together with a written, completed conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number or percentage of Series B Preferred Shares to be converted; and

•	that the Series B Preferred Shares are to be converted pursuant to the applicable provisions of the Series B Preferred Shares.

The “Change of Control Conversion Date” is the date the Series B Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Shares.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on Nasdaq or the NYSE, as the case may be, for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

Holders of Series B Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series B Preferred Shares;

•	if certificated Series B Preferred Shares have been issued, the certificate numbers of the withdrawn Series B Preferred Shares; and

•	the number of Series B Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series B Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Series B Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we provide or have provided notice of our election to redeem such Series B Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. Holders of Series B Preferred Shares will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Accordingly, if we have provided a redemption notice with respect to some or all of the Series B Preferred Shares, holders of any Series B Preferred Shares that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares that have been called for redemption, and such Series B Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date. In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Shares into our common shares. Notwithstanding any other provision of the Series B Preferred Shares, no holder of Series B Preferred Shares will be entitled to convert such Series B Preferred Shares into our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Declaration of Trust and the articles supplementary setting forth the terms of the Series B Preferred Shares, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer,” below.

These Change of Control conversion and redemption features may make it more difficult for a party to take over the Trust or discourage a party from taking over the Trust. See “Risk Factors—You may not be permitted to exercise conversion rights upon a change of control. If exercisable, the change of control conversion feature of the Series B Preferred Shares may not adequately compensate you, and the change of control conversion and redemption features of the Series B Preferred Shares may make it more difficult for a party to take over the Trust or discourage a party from taking over the Trust.”

Except as provided above in connection with a Change of Control, the Series B Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series B Preferred Shares generally will have no voting rights, except as set forth below.

Whenever dividends on the Series B Preferred Shares are in arrears for six quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the number of trustees then constituting our Board of Trustees will be increased by two and holders of Series B Preferred Shares and any other parity equity securities upon which like voting rights have been conferred and are exercisable, including the Series A Preferred Shares, will be entitled to vote (voting together as a single class) for the election of two additional trustees to serve on our Board of Trustees (the “Preferred Share Trustees”). The election of the Preferred Share Trustees will occur at a special meeting called by the holders of at least 10% of the outstanding Series B Preferred Shares or any other parity equity securities upon which like voting rights have been conferred and are exercisable if the request is received 90 or more days before the next annual meeting of shareholders, or, if the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting of shareholders until all dividends accumulated on the Series B Preferred Shares for the past dividend periods and the then-current dividend period have been paid or declared and set aside for payment in full. Each Preferred Share Trustee will be elected by a majority of the outstanding Series B Preferred Shares and our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class) in the election to serve until our next annual meeting of shareholders and until such trustee’s successor is duly elected and qualified or until such trustee’s right to hold the office terminates as described below, whichever occurs earlier.

If and when all accumulated dividends in arrears for all past dividend periods and dividends for the then-current dividend period on the Series B Preferred Shares shall have been paid in full or a sum sufficient for the payment is set aside, the holders of Series B Preferred Shares will immediately be divested of the voting rights described above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends in arrears and the dividends for the then-current dividend period have been paid in full or set aside for payment in full on all our parity equity securities upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Share Trustee so elected will immediately terminate. Any Preferred Share Trustee may be removed at any time, with or without cause, by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of at least two-thirds of the outstanding Series B Preferred Shares when they have the voting rights described above and any other parity equity securities upon which like voting rights have been conferred and are exercisable, including our Series A Preferred Shares (voting together as a single class). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office or, if none remains in office, by a vote of the holders of record of the outstanding Series B Preferred Shares when they have the voting rights described above and all our parity equity securities upon which like voting rights have been conferred and are exercisable (voting together as a single class). Each Preferred Share Trustee will be entitled to one vote on any matter.

So long as any Series B Preferred Shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the then-outstanding Series B Preferred Shares and our other parity equity securities, including the Series A Preferred Shares (voting together as a single class):

•

authorize or create (including by reclassification), or increase the authorized or issued amount of, any class or series of senior equity securities, or reclassify any authorized shares of the Trust into any such senior equity securities, or create, authorize or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase or otherwise acquire any such senior equity securities; or

•

amend, alter or repeal the provisions of our Declaration of Trust, whether by merger, consolidation, share exchange or otherwise, or consummate a merger, consolidation, share exchange or transfer involving the Trust, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares or any of our parity equity securities, except that if such amendment, alteration or repeal of provisions of our Declaration of Trust materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Shares disproportionately relative to any of our other parity equity securities, the affirmative vote or consent of the holders of at least two-thirds of the then-outstanding Series B Preferred Shares (voting separately as a single class) shall be required.

Notwithstanding the preceding sentence, with respect to the occurrence of a merger or consolidation, if there are no senior equity securities (or, if applicable, equity securities of the surviving entity that rank, as to the payment of distributions or upon the liquidation, dissolution or winding up of the surviving entity, senior to our Series A Preferred Shares, Series B Preferred Shares or any other of our parity equity securities) outstanding after any such merger or consolidation that were not outstanding immediately prior to such merger or consolidation, so long as (i) the Series B Preferred Shares or any other of our parity equity securities remain outstanding with the terms thereof materially unchanged or (ii) the holders of Series B Preferred Shares and any other of our parity equity securities receive shares with rights, preferences, privileges and voting powers substantially the same as those of the Series B Preferred Shares or any other of our parity equity securities, as applicable, then, the occurrence of any such merger or consolidation will not be deemed to materially adversely affect any right, privilege or voting power of the Series B Preferred Shares or any other of our parity equity securities, or the holders thereof. In addition, any increase in the amount of authorized Series B Preferred Shares, the issuance of additional Series B Preferred Shares or the creation or issuance, or increase in the amounts authorized, of any other of our parity equity securities, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Shares.

In any matter in which the holders of Series B Preferred Shares are entitled to vote separately as a single class, each Series B Preferred Share will be entitled to one vote. If the holders of Series B Preferred Shares and any other of our parity equity securities are entitled to vote together as a single class on any matter, the Series B Preferred Shares and the shares of any other of our parity equity securities will have one vote for each $25.00 of liquidation preference.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and any Series B Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series B Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series B Preferred Shares. We will mail (or otherwise provide) the reports to the holders of Series B Preferred Shares within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or Section 15(d) of the Exchange Act in each case based on the dates on which we would have been required to file such reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

For information regarding restrictions on ownership and transfer of our shares of beneficial interest, see “Restrictions on Ownership and Transfer” contained in the accompanying prospectus.

The articles supplementary for the Series B Preferred Shares will provide that the ownership limitation described under “Restrictions on Ownership and Transfer” in the accompanying prospectus applies to ownership of Series B Preferred Shares as a separate class pursuant to Article II of our Declaration of Trust, under which Series B Preferred Shares owned by a shareholder in excess of the ownership limit will be transferred to a charitable trust and may be purchased by us under certain circumstances. Our Board of Trustees may, in its sole discretion, exempt a person from the ownership limits, as described under “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Any ownership limit also applies to our outstanding shares of beneficial interest in the aggregate. See “Restrictions on Ownership and Transfer” in the accompanying prospectus. Notwithstanding any other provision of the Series B Preferred Shares, no holder of Series B Preferred Shares will be entitled to convert any Series B Preferred Shares into our common shares to the extent that receipt of our common shares would cause such holder or any other person to exceed the ownership limit contained in our Declaration of Trust.

Preemptive Rights

No holders of Series B Preferred Shares shall, as the holders, have any preemptive rights to purchase or subscribe for our common shares or any other security of the Trust.

Book-Entry Procedures

DTC will act as securities depositary for the Series B Preferred Shares. We may issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co (or such other nominee as may be requested by an authorized representative of DTC). Any such certificates will represent the total aggregate number of Series B Preferred Shares. We will deposit any such certificates with DTC or a custodian appointed by DTC. Unless otherwise required by our Declaration of Trust, we will not issue certificates to you for the Series B Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series B Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase Series B Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Shares on DTC’s records. You, as the actual owner of the Series B Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series B Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our Declaration of Trust, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series B Preferred Shares will be sent to DTC. If less than all of the Series B Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Series B Preferred Shares in accordance with its established procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Series B Preferred Shares unless authorized by a Direct Participant in accordance with DTC’s established procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series B Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends and distributions on the Series B Preferred Shares will be made directly to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC). DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Shares. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not obtained, we will issue the Series B Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series B Preferred Shares will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement with Robert W. Baird & Co. Incorporated and RBC Capital Markets, LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the number of Series B Preferred Shares set forth opposite its name in the table below.

Underwriter	Number of Shares
Robert W. Baird & Co. Incorporated	1,100,000
RBC Capital Markets, LLC	1,100,000
D.A. Davidson & Co.	680,000
Janney Montgomery Scott LLC	400,000
Wunderlich Securities, Inc.	400,000
J.J.B. Hilliard, W.L. Lyons, LLC	200,000
Ladenburg Thalmann & Co. Inc.	120,000

Total	4,000,000

Under the terms of the underwriting agreement, the underwriters are committed, severally and not jointly, to purchase all of these Series B Preferred Shares if any shares are purchased, other than those Series B Preferred Shares covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify severally the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriting agreement provides that the underwriters’ obligations to purchase the Series B Preferred Shares depend on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us and our operating partnership to the underwriters are true, that there is no material adverse change in the financial markets and that we deliver to the underwriters customary closing documents.

We expect that delivery of the Series B Preferred Shares will be made against payment thereof on or about August 7, 2012, which will be the fifth business day following the pricing of the Series B Preferred Shares (such settlement cycle being herein referred to as “T + 5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series B Preferred Shares on the date of pricing or the next business day will be required, by virtue of the fact that the Series B Preferred Shares initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series B Preferred Shares who wish to trade the Series B Preferred Shares on the date of pricing of the Series B Preferred Shares or the next business day should consult their own advisor.

Commissions and Discounts

The underwriters propose to offer the Series B Preferred Shares directly to the public at the public offering price per share set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share to other dealers. If all of the Series B Preferred Shares are not sold at the public offering price, the representatives of the underwriters may change the public offering price and the other selling terms. The offering of the Series B Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option described below.

	Per Share	Total
		Without Option	With Option
Public Offering Price	$25.0000	$100,000,000	$115,000,000
Underwriting discount(1)	0.7875	2,992,500	3,465,000
Proceeds to us (before expenses)	$24.2125	$97,007,500	$111,535,000

(1)	The underwriters will not receive any underwriting discount or commissions with respect to any shares sold in the directed share program, as described in more detail below under “—Directed Share Program.”

We estimate that the total expenses related to this offering payable by us, excluding the underwriting discount, will be approximately $300,000.

Over-Allotment Option

We have granted the underwriters an option to purchase up to 600,000 additional Series B Preferred Shares at the public offering price less the underwriting discount and less an amount per share equal to any dividends per share of Series B Preferred Shares payable by us on the Series B Preferred Shares that are not payable by us on these option shares. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series B Preferred Shares proportionate to that underwriter’s initial amount reflected in the above table.

Directed Share Program

At our request, the underwriters have reserved for sale, at the public offering price, up to 200,000 Series B Preferred Shares offered by this prospectus supplement for sale to our trustees, officers, employees and certain other persons associated with us through a directed share program. The number of shares available for sale to the general public will be reduced by the number of directed shares purchased by participants in the program. Any directed shares not purchased will be offered by the underwriters to the general public on the same basis as all other Series B Preferred Shares offered by this prospectus supplement. The underwriters will not receive any underwriting discount or commissions with respect to any shares sold in the directed share program. Each person who purchases Series B Preferred Shares pursuant to the directed share program will be subject to a 60-day lock-up agreement with respect to those shares. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed shares.

No Sales of Similar Securities

We have agreed not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, grant any option to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, any of the Series B Preferred Shares or any preferred shares ranking on parity with or senior to the Series B Preferred Shares or any options or warrants to acquire Series B Preferred Shares or securities exchangeable or exercisable for or convertible into Series B Preferred Shares or preferred shares ranking on parity with or senior to the Series B Preferred Shares; (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series B Preferred Shares or such parity or senior preferred shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series B Preferred Shares, such parity or senior preferred shares, in cash or otherwise; or (iii) announce the offering of, or file or cause to be filed any registration statement under the Securities Act with respect to, the Series B Preferred Shares or any preferred shares ranking on parity with or senior to the Series B Preferred Shares or any options or warrants to acquire Series B Preferred Shares or securities exchangeable or exercisable for or convertible into Series B Preferred Shares or preferred shares ranking on parity with or senior to the Series B Preferred Shares for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representatives.

New York Stock Exchange Listing

The Series B Preferred Shares are a new issue of securities with no established trading market. We intend to file an application to list the Series B Preferred Shares on the NYSE under the symbol “IRET PRB.” If this application is approved, trading of the Series B Preferred Shares on the NYSE is expected to begin within 30 days following initial delivery of the Series B Preferred Shares. The underwriters have advised us that they intend to make a market in the Series B Preferred Shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the shares, however, and may cease market making activities, if commenced, at any time. There can be no assurance that the NYSE will approve the Series B Preferred Shares for listing.

Price Stabilization and Short Positions

Until the distribution of Series B Preferred Shares is completed, the SEC rules may limit the underwriters and selling group members from bidding for and purchasing the Series B Preferred Shares. However, the underwriters may engage in transactions that stabilize the price of the Series B Preferred Shares, such as bids or purchases of shares in the open market while the offering is in progress to peg, fix, or maintain that price. These transactions may also include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional Series B Preferred Shares from us in the offering. The underwriters may reduce that short position by purchasing Series B Preferred Shares in the open market and by exercising all or part of the over-allotment option described above. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Series B Preferred Shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Series B Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of the Series B Preferred Shares. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Series B Preferred Shares. They may also cause the price of the Series B Preferred Shares to be higher than the price that would otherwise exist on the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the securities, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities in any jurisdiction where action for that purpose is required. Accordingly, the securities may not be offered or sold, directly or indirectly, and none of this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. Each of the underwriters may arrange to sell securities offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, any of which could adversely affect future trading prices of the Series B Preferred Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended April 30, 2012, and the effectiveness of Investor Real Estate Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP and for the underwriters by Bass, Berry & Sims PLC. Leonard Street & Deinard, Professional Association will issue an opinion to us regarding certain matters of North Dakota law, including the validity of the Series B Preferred Shares offered by this prospectus supplement. Hunton & Williams LLP and Bass, Berry & Sims PLC may rely as to certain matters of North Dakota law upon the opinion of Leonard Street & Deinard, Professional Association.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by the accompanying prospectus. Such prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by such prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and the accompanying prospectus and before the date that the offering of common shares by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended April 30, 2012 filed with the SEC on July 16, 2012;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2012 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 25, 2012; and

•	our Current Reports on Form 8-K filed with the SEC on June 4, 2012, June 22, 2012, June 28, 2012 and June 29, 2012; and

•	our Current Report on Form 8-K/A filed with the SEC on July 19, 2012.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K except to the extent specifically set forth above. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing, by telephone or via the Internet at:

Investors Real Estate Trust

1400 31st Avenue SW, Suite 60

Minot, N.D. 58701

Attn: Michael Bosh, General Counsel

(701) 837-4738

Internet Website: www.iret.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS

Prospectus

$150,000,000

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Investors Real Estate Trust may from time to time offer and sell: (i) our common shares of beneficial interest, no par value, and (ii) in one or more classes or series, our preferred shares of beneficial interest, no par value, all with an aggregate public offering price of up to $150,000,000, on terms to be determined at the time of the offering. In this prospectus, we refer to our common shares of beneficial interest as our common shares, our preferred shares of beneficial interest as our preferred shares, and we refer to our common shares and our preferred shares collectively as our securities. Our securities may be offered, separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus (each, a prospectus supplement). The aggregate public offering price and terms of the securities will be determined in part by market conditions at the time the securities are offered.

The specific terms of any securities we sell and the terms on which we are offering such securities will be set forth in a prospectus supplement. The specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about material federal income tax considerations relating to, and any listing on a securities exchange of, the securities offered by the prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you invest in any of our securities.

Our common and our 8.25% Series A Cumulative Redeemable Preferred Shares are traded on the NASDAQ Global Select Market under the symbols “IRET” and “IRETP”, respectively. Our executive offices are located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota 58701, telephone number: 701-837-4738. Our website address is www.iret.com. The information set forth on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission, or the SEC.

We may sell the securities offered by this prospectus directly, through agents designated by us from time to time or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of a prospectus supplement.

Investing in our securities involves certain risks.  See “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated and supplemented by our periodic reports, in prospectus supplements relating to specific offerings of our securities and in other information that we file with the SEC before making a decision to invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2012.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus or incorporated by reference into this prospectus or an applicable prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This prospectus and any prospectus supplement do not constitute an offer to sell, or the solicitation of any offer to buy, any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained and incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or inconsistent information from that contained in this prospectus and the applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus and the applicable prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus and the applicable prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify some of the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words. Forward looking statements contained or incorporated by reference in this prospectus include, among others, statements about the Company’s business strategies, including its acquisition and development strategies and internal property management initiative, industry trends, debt and capital market trends, and expected liquidity needs and sources (including capital expenditures and the ability to obtain financing or raise capital). Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets including prevailing interest rates, compliance with and changes to regulations within environmental protection regimes, changes in financing terms, competition within the commercial office, medical (including senior housing), industrial, retail and multi-family housing industries, and changes in federal, state and local legislation. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements in this prospectus and in documents incorporated by reference in this prospectus, see the discussion under “Risk Factors” contained in this prospectus and in other information contained in our publicly available filings with the SEC, including our annual report on Form 10-K for the year ended April 30, 2011. We do not undertake any responsibility to update any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTORS REAL ESTATE TRUST

Our Company

We are a self-advised REIT that owns and operates commercial office, medical, industrial and retail properties and multi-family residential properties located primarily in the upper Midwest. We own the majority of our properties and conduct substantially all of our operations through our operating partnership, IRET Properties.

Our principal executive office is located at 1400 31st Avenue SW, Suite 60, Minot, North Dakota, 58701, and our telephone number is (701) 837-4738.

RISK FACTORS

Investing in our company involves various risks, including the risk that you may lose your entire investment. Any one of the risk factors discussed, or other factors, could cause actual results to differ materially from expectations and could adversely affect our profitability. These risks are interrelated, and you should treat them as a whole. These risks described are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition, results of operations and ability to make distributions to our shareholders. Before making an investment decision, you should carefully consider all of the risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 and any risk factors in our subsequent SEC filings incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In connection with the forward-looking statements that appear in the prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Information” on page 3 of this prospectus.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we plan to contribute the net proceeds from any sale of our securities to our operating partnership, IRET Properties, to use for general business purposes, including the acquisition, development, renovation, expansion or improvement of income-producing real estate properties and debt repayment.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

We may offer under this prospectus one or more of the following categories of our securities:

•	our common shares; and

•	our preferred shares, in one or more series.

The terms of any specific offering of securities will be set forth in a prospectus supplement relating to such offering.

Pursuant to our Third Restated Declaration of Trust, as amended, we are authorized to issue an unlimited number of our common shares and an unlimited number of our preferred shares. As of April 30, 2012, 89,473,838 of our common shares were outstanding, and 1,150,000 of our 8.25% Series A Cumulative Redeemable Preferred Shares, no par value (“Series A Preferred Shares”), were outstanding. For a description of our Series A Preferred Shares, we refer you to our registration statement on Form 8-A, filed with the SEC on April 22, 2004 and incorporated by reference into this prospectus. As of April 30, 2012, (i) there were 20,332,415 limited partnership units of IRET Properties, our operating partnership, outstanding, of which 18,780,555 were then eligible for redemption for cash or (at our option) for our common shares on a one-to-one basis, (ii) we had no classes or series of shares outstanding other than our common shares and our Series A Preferred Shares, and (iii) there were no warrants, stock options or other contractual arrangements, other than the limited partnership units, requiring redemption for cash or through the issuance of our common shares.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “IRET.” Our Series A Preferred Shares are listed on the NASDAQ Global Select Market under the symbol “IRETP.” We may apply to list the securities which are offered and sold hereunder, as described in the prospectus supplement relating to such securities.

The following description of our securities sets forth certain general terms and provisions of our securities to which any prospectus supplement may relate. The statements below describing our securities are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Third Restated Declaration of Trust and Bylaws, including any applicable amendments. The description of our securities is also subject to any terms specified in any applicable prospectus supplement.

Common Shares

Voting Rights. Subject to the provisions of our Third Restated Declaration of Trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights of one vote per common share on all matters submitted to the shareholders, including the election of members of our Board of Trustees.

Our Third Restated Declaration of Trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our Third Restated Declaration of Trust if such amendment is previously approved by our Board of Trustees, such action will be authorized by a majority of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our Third Restated Declaration of Trust or our Bylaws. Our Third Restated Declaration of Trust further provides the following:

(i)	that the following actions will be authorized by the holders of our common shares by the affirmative vote of a majority of our common shares then outstanding and entitled to vote on such action:

•	our termination;

•	the merger of us with or into another entity;

•	our consolidation with one or more other entities into a new entity;

•	the disposition of all or substantially all of our assets, and

•	the amendment of our Third Restated Declaration of Trust, if such amendment has not been previously approved by our Board of Trustees; and

(ii)	that a member of our Board of Trustees may be removed with or without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.

Our Third Restated Declaration of Trust also permits our Board of Trustees, by a two-thirds vote and without any action by the holders of our common shares, to amend our Third Restated Declaration of Trust from time to time as necessary to enable us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Dividend, Distribution, Liquidation and Other Rights. Subject to the preferential rights of any preferred shares and the provisions of our Third Restated Declaration of Trust regarding the restriction on the transfer of our common shares, holders of our common shares are entitled to receive dividends on their common shares if, as and when authorized and declared by the Board of Trustees and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities. Our common shares have equal dividend, distribution, liquidation and other rights. Our common shares have no preference, conversion, exchange, sinking fund or redemption rights.

Preferred Shares

Our Board of Trustees has the authority, under our Third Restated Declaration of Trust, to establish by resolution one or more classes or series of preferred shares and to fix the number and relative rights and preferences of such different classes or series of preferred shares without any further vote or action by our shareholders. Unless otherwise designated in our Third Restated Declaration of Trust, including any amendments thereto, all series of preferred shares will constitute a single class of preferred shares. As our Board of Trustees has the power to establish the rights and preferences of each class or series of our preferred shares, our Board of Trustees may afford the holders of any class or series of our preferred shares rights and preferences, voting or otherwise, senior to the rights of holders of our common shares. The issuance of preferred shares could have the effect of delaying or preventing a change of control that might involve a premium price for shareholders or otherwise be in their best interest.

The rights, preferences, privileges and restrictions of each class or series of our preferred shares will be fixed by the designating amendment relating to the class or series. A prospectus supplement, relating to each class or series, will specify the terms of the particular class or series of our preferred shares, as follows:

•	the title and stated value of our preferred shares;

•	the number of preferred shares offered, the liquidation preference per share and the offering price of our preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to our preferred shares;

•	the date from which dividends on our preferred shares will accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for our preferred shares;

•	the provision for a sinking fund, if any, for our preferred shares;

•	the provision for redemption, if applicable, of our preferred shares;

•	any listing of our preferred shares on any securities exchange or association;

•	the transfer agent and registrar for our preferred shares;

•	the terms and conditions, if applicable, upon which our preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation) and conversion period;

•	a discussion of certain material federal income tax considerations applicable to our preferred shares;

•	the relative ranking and preferences of our preferred shares as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitation on issuance of any series of our preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of our preferred shares; and

•	any other specific terms, preferences, rights, limitations or restrictions of our preferred shares.

Ownership and Transfer Restrictions

Our securities are fully transferable and alienable subject only to certain restrictions set forth in our Third Restated Declaration of Trust. For a summary description of these restrictions, see “Restrictions on Ownership and Transfer” below. These ownership limitations could have the effect of precluding, and may be used to preclude, a third party from obtaining control over us.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC acts as transfer agent and registrar with respect to our common shares and our Series A Preferred Shares.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In addition to other qualifications, in order for us to qualify as a REIT, (1) not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals, which the Code defines to include certain entities, during the last half of our taxable year, and (2) such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

To ensure that we continue to meet the requirements for qualification as a REIT, our Third Restated Declaration of Trust, subject to some exceptions, provides that any transaction, other than a transaction entered into through the NASDAQ Global Select Market or other similar exchange, that would result in (i) a person owning our securities in excess of 9.8%, in number or value, of our outstanding securities (the “Ownership Limit”), (ii) fewer than 100 persons owning our securities, (iii) our being “closely held” within the meaning of Section 856(h) of the Code, (iv) 50.0% or more of the fair market value of our securities being held by persons other than United States Persons, as defined in Section 7701(a)(30) of the Code (“Non-U.S. Persons”), or (v) our disqualification as a REIT under Section 856 of the Code, will be void ab initio. If any transaction is not void ab initio, then the securities in excess of the Ownership Limit, that cause us to be “closely held,” that result in 50.0% or more of the fair market value of our securities to be held on Non-U.S. Persons or that result in our disqualification as a REIT, would automatically be exchanged for an equal number of “Excess Shares,” and these Excess Shares will be transferred to an “Excess Share Trustee” for the exclusive benefit of the charitable beneficiaries named by our Board of Trustees.

In such event, any dividends on Excess Shares will be paid to the Excess Share Trust for the benefit of the charitable beneficiaries. The Excess Share Trustee will be entitled to vote the Excess Shares, if applicable, on any matter. The Excess Share Trustee may only transfer the Excess Shares held in the Excess Share Trust as follows: (i) at the direction of our Board of Trustees to a person whose ownership of our securities would not violate the Ownership Limit; (ii) if securities were transferred to the Excess Share Trustee due to a transaction or event that would have caused a violation of the Ownership Limit or would have caused us to be “closely held,” the Excess Share Trustee will transfer the Excess Shares to the person who makes the highest offer for the Excess Shares, pays the purchase price and whose ownership will not violate the Ownership Limit or cause us to be “closely held”; and (iii) if Excess Shares were transferred to the Excess Share Trustee due to a transaction or event that would have caused Non-U.S. Persons to own more than 50% of the value of our securities, the Excess Share Trustee will transfer the Excess Shares to the United States person who makes the highest offer for the Excess Shares, pays the purchase price and whose ownership will not violate the Ownership Limit or cause us to be “closely held.”

When the Excess Share Trustee makes any transfer, the person whose shares were exchanged for Excess Shares (the “Purported Record Transferee”) will receive (i) the lesser of (A) the price paid by the Purported Record Transferee, or if the Purported Record Transferee did not give value for the securities, the market price of the securities on the day the securities were exchanged for Excess Shares, and (B) the price received by the Excess Share Trust for securities, minus (ii) any dividends received by the Purported Record Transferee that the Purported Record Transferee was under an obligation to pay over to the Excess Share Trustee but has not repaid at the time of the distribution of proceeds, and minus (iii) any compensation for or expense of the Excess Share Trustee.

The preceding description of the restrictions on ownership and transfer of our capital stock is only a summary. For a complete description, we refer you to our Third Declaration of Trust and Bylaws and any amendments thereto. We have incorporated by reference our Third Restated Declaration of Trust and Bylaws as exhibits to the registration statement of which this prospectus is a part.

RATIO OF EARNINGS TO

COMBINED FIXED CHARGES

AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends for each period indicated. The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our combined fixed charges and preferred share dividends. For purposes of calculating this ratio, earnings consist of income from continuing operations before minority interest plus fixed charges. Fixed charges consist of interest charges on all indebtedness, whether expensed or capitalized, the interest component of rental expense and the amortization of debt discounts and issue costs, whether expensed or capitalized. Preferred share dividends consist of dividends on our Series A Preferred Shares.

	Fiscal Year ended April 30,
	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred dividends	1.10x	1.03x	1.05x	1.09x	1.17x

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the extent discussed in “—Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our shares;

•	subchapter S corporations;

•	U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our shares through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our shares.

This summary assumes that shareholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

Taxation of Investors Real Estate Trust as a REIT

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended April 30, 1971. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

Federal Income Taxation of Investors Real Estate Trust

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended April 30, 2009 through April 30, 2012, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending April 30, 2013 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal “double taxation” on earnings (that is, taxation at the corporate level when earned, and again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

First, we will be taxed at regular corporate rates on our undistributed “REIT taxable income,” including undistributed net capital gains.

Second, under some circumstances, we may be subject to the “alternative minimum tax” as a consequence of our items of tax preference, including any deductions of net operating losses.

Third, if we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

Fourth, if we have net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

Fifth, if we should fail to satisfy one or both of the 75% gross income test or the 95% gross income test as described below under “—Requirements for Qualification—Income Tests,” but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of (1)(a) the amount by which we fail the 75% gross income test or (b) the amount by which 95% (or 90% for our taxable years beginning before January 1, 2005) of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied in either case by (2) a fraction intended to reflect our profitability.

Sixth, if we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) commencing with taxable years beginning on or after January 1, 2005, as described below under “— Requirements for Qualification—Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Seventh, if we fail to satisfy one or more requirements for REIT qualification commencing with taxable years beginning on or after January 1, 2005, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

Eighth, if we fail to distribute during each year at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our capital gain net income for such year, and

•	any undistributed taxable income required to be distributed from prior periods,

then we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

Ninth, if we should acquire any asset from a “C” corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate applicable on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the “Built-in Gains Tax.”

Tenth, we will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s-length basis.

Eleventh, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

Twelfth, we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”

Thirteenth, the earnings of our lower-tier entities, if any, that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.

The	Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for application of the REIT provisions of the federal income tax laws;

4.	that is neither a financial institution nor an insurance company subject to special provisions of the Code;

5.	that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);

6.	during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;

7.	which elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	that (unless the entity qualified as a REIT for any taxable year beginning on or before October 4, 1976, which is the case with us) uses the calendar year as its taxable year and complies with the recordkeeping requirements of the federal income tax laws; and

9.	that satisfies the income tests, the asset tests, and the distribution tests, described below.

The Code provides that REITs must satisfy all of the first four, the eighth (if applicable) and the ninth preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under the sixth requirement, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our shares for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our Declaration of Trust currently includes restrictions regarding transfer of our shares of beneficial interest that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary from its parent REIT will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states.

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership’s gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of IRET Properties, our operating partnership (including our operating partnership’s share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest), is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

A REIT may own up to 100% of the shares of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (or 20% with respect to taxable years beginning before July 30, 2008) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility (or, with respect to taxable years beginning after July 30, 2008, a health care facility) if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such health care facility or lodging facility is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. A taxable REIT subsidiary will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a taxable REIT subsidiary that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the United States will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility,” as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.

Rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” under two scenarios. Under the first scenario, rent we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Income Tests.” Under the second scenario, rents that we receive from a taxable REIT subsidiary will qualify as “rents from real property” if the taxable REIT subsidiary leases a property from us that is a “qualified health care property” or “qualified lodging facility” and such property is operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” or “qualified lodging facilities,” respectively, for any person unrelated to us and the taxable REIT subsidiary (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our assisted living facilities will generally be treated as “qualified health care properties,” but our independent living facilities generally will not be. Currently, we lease our assisted living facilities and independent living facilities to third party operators. We previously leased five assisted living facilities to a wholly-owned subsidiary of our operating partnership, LSREF Golden OPS 14 (WY), LLC (“LSREF Golden OPS”). However, on January 13, 2012, we sold all of our interest in LSREF Golden OPS to a third party and, consequently, the five assisted living facilities referred to above are now leased by a third party. We may, in the future, lease assisted facilities to a taxable REIT subsidiary. We do not currently own any lodging facilities.

Income Tests. In order to maintain our qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including “rents from real property,” gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. For taxable years beginning on or after January 1, 2005, income and gain from “hedging transactions,” as defined below, that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). Income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, as discussed below, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents that we receive from our real property will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met.

First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (a) is fixed at the time the lease is entered into, (b) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (c) conforms with normal business practice.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.

As described above, we may own up to 100% of the shares of one or more taxable REIT subsidiaries. There are two exceptions to the related-party tenant rule described in the preceding paragraph for taxable REIT subsidiaries. Under the first exception, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as “rents from real property.”

Under the second exception, for taxable years beginning after July 30, 2008, a taxable REIT subsidiary is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care or lodging facility is operated. Rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the taxable REIT subsidiary by an “independent contractor” who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the taxable REIT subsidiary (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our assisted living facilities generally will be treated as “qualified health care properties.”

Third, “rents from real property” excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.

Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as “rents from real property.”

Our residential rental properties are generally leased under one-year leases providing for fixed rent. Our commercial properties are generally leased for longer terms and generally provide for base rent and, in a number of cases, percentage rent based on gross sales. In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•

the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•

the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. We intend to structure our leases so that they will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.

We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as is permitted). We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

Our operating partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the operating partnership directly without jeopardizing the qualification of rent as “rents from real property” are and will be performed by independent contractors or taxable REIT subsidiaries.

We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries (including as a result of a property leased to a taxable REIT subsidiary failing to qualify as a “qualified healthcare property” or “qualified lodging facility”) or an operator engaged by a taxable REIT subsidiary to operate a “qualified health care property” or “qualified lodging facility” failing to qualify as an eligible independent contractor) or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made on or before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven sales of property, other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•

in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made on or before July 30, 2008, four years) for the production of rental income; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property (a) that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, (b) for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated, and (c) for which the REIT makes a proper election to treat the property as foreclosure property. Foreclosure property also includes any “qualified health care property” acquired by the REIT as a result of the termination or expiration of a lease of such property, without regard to a default or the imminence of default.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to a qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income. In the case of a qualified health care property, income derived or received by the REIT from an independent contractor is disregarded to the extent attributable to (1) any lease of property that was in effect on the date the REIT acquired the qualified healthcare property or (2) the extension or renewal of such a lease if under the terms of the new lease the REIT receives a substantially similar or lesser benefit in comparison to the original lease.

From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For taxable years beginning prior to January 1, 2005, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incurred to acquire or carry “real estate assets” was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. For taxable years beginning on or after January 1, 2005, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. For those taxable years, a “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. For taxable years beginning prior to January 1, 2005, the relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

Commencing with taxable years beginning on or after January 1, 2005, those relief provisions will be available if:

•	our failure to meet these tests is due to reasonable cause and not to willful neglect; and

•	we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict whether in all circumstances we would be entitled to the benefit of the relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy the following asset tests to maintain our qualification as a REIT;

•

At least 75% of the value of our total assets must be represented by real estate assets (including interests in real property (including leaseholds and options to acquire real property and leaseholds), interests in mortgages on real property, and stock in other REITs), cash and cash items (including receivables), government securities and investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year-term.

•	No more than 25% of the value of our total assets may be represented by securities of taxable REIT subsidiaries or other assets that are not qualifying for purposes of the 75% asset test.

•

Except for equity investments in REITs, partnerships, qualified REIT subsidiaries or taxable REIT subsidiaries or other investments that qualify as “real estate assets” for purposes of the 75% asset test:

•	the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”); and

•	we may not own more than 10% of the voting power or value of any one issuer’s outstanding voting securities (the “10% vote or value test”).

•

No more than 25% of the value of our total assets (or, with respect to taxable years beginning on or before July 30, 2008, 20% of the value of our total assets) may be represented by securities of one of more taxable REIT subsidiaries.

Certain types of securities are disregarded as securities for purposes of the 10% value test discussed above, including (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. For taxable years beginning after October 22, 2004, a special look-through rule applies for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest for purposes of the 10% value test. Under that look-through rule, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in items (a) and (b) above.

We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We monitor the status of our assets for purposes of the various asset tests, and manage our portfolio in order to comply with such tests.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for a failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Commencing with taxable years beginning on or after January 1, 2005, if a REIT violates the 5% asset test or the 10% vote or value test described above, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets causing the violation. In the event of any other failure of the asset tests for taxable years beginning on or after January 1, 2005, a REIT may avoid disqualification as a REIT, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirements

To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain or loss), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate. Dividends paid in the subsequent calendar year, however, will be treated as if paid in the prior calendar year for purposes of the prior year’s distribution requirement if the dividends satisfy one of the following two sets of criteria:

•

We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or

•

We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

The distributions under the first bullet point above are treated as received by shareholders on December 31 of the prior taxable year, while the distributions under the second bullet point are taxable to shareholders in the year paid.

Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% non-deductible excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends in order to meet the distribution requirement or avoid such income or excise taxation.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Pursuant to Revenue Procedure 2010-12, the IRS has indicated that it will treat distributions from publicly-traded REITs that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirements and qualify for the dividends paid deduction for federal income tax purposes. In order to qualify for such treatment, Revenue Procedure 2010-12 requires that at least 10% of the total distribution be payable in cash and that each shareholder have a right to elect to receive its entire distribution in cash. If too many stockholders elect to receive cash, each shareholder electing to receive cash must receive a proportionate share of the cash to be distributed (although no shareholder electing to receive cash may receive less than 10% of such shareholder’s distribution in cash). Revenue Procedure 2010-12 applies to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011. Although Revenue Procedure 2010-12 applies only to taxable dividends payable in cash and shares with respect to taxable years ending on or before December 31, 2011, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/share dividends made prior to the issuance of Revenue Procedure 2010-12. Those rulings may only be relied upon by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and shares in later years. We have no current intention to make a taxable dividend payable in cash and our shares.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied and intend to continue to comply with these requirements.

Failure To Qualify

Commencing with taxable years beginning on or after January 1, 2005, a violation of a REIT qualification requirement other than the gross income tests or the asset tests will not disqualify us as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such violation. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders will be dividends, generally taxable to non-corporate shareholders at long-term capital gains tax rates (through 2012, as described below) and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

As used in this prospectus, the term “U.S. Shareholder” means a holder of our shares of beneficial interest that, for federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate, the income of which is subject to federal income taxation regardless of its source;

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

If a partnership, entity, or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you should consult your tax advisor regarding the consequences of the purchase, ownership, and disposition of our shares by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.

Distributions Generally. Distributions to taxable U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will constitute ordinary income to U.S. Shareholders. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share distributions and then to our common share distributions.

These distributions are not eligible for the dividends received deduction generally available to corporations. Certain “qualified dividend income” received by U.S. Shareholders in taxable years 2003 through 2012 is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 15% for such taxable years). Qualified dividend income generally includes dividends paid to U.S. Shareholders taxed at individual rates by domestic corporations and certain qualified foreign corporations. Dividends received from REITs, however, generally do not constitute qualified dividend income, are not eligible for these reduced rates and, therefore, will continue to be subject to tax at higher ordinary income rates (generally, a maximum rate of 35% for taxable years through 2012), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income to the extent those dividends are attributable to income upon which we have paid corporate tax. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. Shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend. In addition, for taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder’s shares, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its shares. Such gain will generally be treated as long-term capital gain, or short-term capital gain if the shares have been held for less than one year, assuming the shares are a capital asset in the hands of the U.S. Shareholder. Dividends we declared in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

Capital Gain Distributions. Distributions to U.S. Shareholders that we properly designate as capital gain dividends will generally be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to holders of our preferred shares for the year and the denominator of which will be the total dividends paid to holders of all classes of our shares for the year.

We may elect to retain and pay income tax on net long-term capital gain that we recognized during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of our undistributed long-term capital gains. U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders’ U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders’ shares will be increased by the excess of the amount of capital gain included in our income over the amount of tax it is deemed to have paid.

Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account before January 1, 2013, generally will be taxed to U.S. Shareholders taxed at individual rates at a maximum rate of 15%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designated as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to U.S. Shareholders taxed at individual rates at regular long-term capital gains rates (currently at a minimum rate of 15%) or at the 25% rate applicable to unrecaptured depreciation. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gain at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Passive Activity Loss and Investment Interest Limitations. Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any “passive activity losses” against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any net operating losses that we incur. Instead, these losses are generally carried over by us for potential affect against future income.

Dispositions of Shares. In general, U.S. Shareholders who are not dealers in securities will realize capital gain or loss on the disposition of our shares equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder’s adjusted basis in the shares. The applicable tax rate will depend on the U.S. Shareholder’s holding period in the asset (generally, if the U.S. Shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder’s tax bracket (the maximum long-term capital gain rate for U.S. Shareholders taxed at individual rates currently being 15%). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that the U.S. shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains. In addition, for taxable years beginning after December 31, 2012, capital gains recognized by certain of our shareholders that are individuals, estates or trusts from the sale or other disposition of our shares will be subject to a 3.8% Medicare tax.

Conversions of Preferred Shares. Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of preferred shares for cash or other property.

Redemptions of Preferred Shares. A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Shareholders on the Disposition of Our Shares”). The redemption will satisfy such tests if it (1) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (2) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares, or (3) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above “— Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed shareholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed shareholder could have gain even if such shareholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed shareholder’s remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income” (“UBTI”). While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, distributions from us to tax-exempt shareholders generally will not constitute UBTI, unless the shareholder has borrowed to acquire or carry its shares or has used the shares in an unrelated trade or business. If a tax-exempt shareholder were to finance its investment in our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.

Furthermore, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under special provisions of the Code, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified employee pension or profit sharing trusts that hold more than 10% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of the “look-through” exception to the five or fewer requirement that allow the beneficiaries of qualified trusts to be treated as holding the REIT’s shares in proportion to their actual interests in the qualified trust and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (1) at least one qualified trust holds more than 25% by value of the REIT’s shares or (2) a group of qualified trusts, each owning more than 10% by value of the REIT’s shares, holds in the aggregate more than 50% of the REIT’s shares. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Taxation of Non-U.S. Shareholders

A “non-U.S. Shareholder” is a shareholder that is not a U.S. Shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. shareholders are complex. This section is only a summary of such rules. We urge non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on the purchase, ownership, and disposition of our shares, including any reporting requirements.

In general, non-U.S. Shareholders will be subject to federal income tax at graduated rates with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Shareholder’s conduct of a trade or business in the United States in the same manner that U.S. shareholders are taxed. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the “FIRPTA” rules discussed below treat such income as effectively connected income).

Distributions by us that are not attributable to gain from the sale or exchange by us of a “United States real property interest” (a “USRPI”), as defined below, and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder’s basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. Shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. Shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. Shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. Shareholder. A non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. Shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. Shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. Shareholder may receive a credit against its tax liability for the amount we withhold.

Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a USRPI will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder rather than as gain from the sale of a USRPI as long as (1) the applicable class of shares is “regularly traded” on an established securities market in the United States and (2) the non-U.S. Shareholder did not own more than 5% of such class of shares at any time during the one-year period preceding the date of the distribution. Capital gain dividends distributed to a non-U.S. Shareholder that held more than 5% of the applicable class of shares in the year preceding the distribution, or to all non-U.S. Shareholders in the event that the applicable class of shares ceases to be regularly traded on an established securities market in the United States, will be taxed under FIRPTA as described in the preceding paragraph. Moreover, if a non-U.S. Shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. Shareholder (or a person related to such non-U.S. Shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. Shareholder, then such non-U.S. Shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to a withholding rate of 30%. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder’s U.S. tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

•	a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•

the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a USRPI, in which case tax will be withheld at a 35% rate.

Unless our shares constitute a USRPI within the meaning of FIRPTA, a sale of our shares by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. Because our common shares and Series A preferred shares are publicly-traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder’s sale of our shares would be a taxable sale of a USRPI unless the shares were “regularly traded” on an established securities market (such as NASDAQ) and the selling shareholder owned, actually or constructively, no more than 5% of the shares of the applicable class throughout the applicable testing period. If the gain on the sale of shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our shares are not a USRPI, a nonresident alien individual’s gains from the sale of shares will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

A purchaser of our shares from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if (1) the purchased shares are “regularly traded” on an established securities market and the selling shareholder owned, actually or constrictively, no more than 5% of the shares of the applicable class throughout the applicable testing period or (2) if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of our shares from a non-U.S. Shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. We believe that our common shares and Series A preferred shares currently qualify as “regularly traded.”

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our shares received by certain non-U.S. shareholders. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. Shareholder provided that the non-U.S. Shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. Shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our shares received by U.S. shareholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships. The following discussion summarizes certain material federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the operating partnership, which has more than 100 partners) should qualify for the private placement exclusion.

The operating partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, “private transfers,” transfers made under certain redemption or repurchase agreements, and transfers made through a “qualified matching service” are ignored. While we believe that the operating partnership satisfies the conditions of this safe harbor, we cannot assure you that the operating partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the operating partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the operating partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered “readily tradable on a secondary market or the substantial equivalent thereof” under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the operating partnership is a publicly traded partnership.

As noted above, a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership’s gross income for each taxable year in which the partnership is a publicly traded partnership consists of “qualifying income” under Section 7704 of the Code. “Qualifying income” under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the operating partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the operating partnership has not and will not be taxed as a corporation.

There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.

We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “—Requirements for Qualification—Income Tests” and “—Requirements for Qualification —Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a “book-tax difference”. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated property in exchange for limited partnership interests. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of assets in the hands of our operating partnership in contributed property causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of our operating partnership’s properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.

Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

•

reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.

Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “–Requirements for Qualification – Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to sunset provisions. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, shareholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our shares.

State and Local Tax

We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and our shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus directly, through agents designated by us from time to time or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. Underwriters may sell the securities offered by this prospectus to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The securities may be offered and sold at a fixed price or prices, which may be subject to change, at prices related to the prevailing market prices at the time of sale, at negotiated prices or at other prices determined at the time of sale.

If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities offered by this prospectus from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated and the terms set forth in that prospectus supplement.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities offered by this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by this prospectus may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by this prospectus may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in an applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Underwriters, agents and dealers, and their affiliates, may be customers of, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters will be passed upon for us by Hunton & Williams LLP and by Pringle & Herigstad, P.C. Certain federal income tax matters will be passed upon for us by Hunton & Williams LLP.

EXPERTS

The consolidated financial statements as of April 30, 2011 and 2010, and for each of the three years in the period ended April 30, 2011, and the related financial statement schedules incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K filed on December 12, 2011, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC covering the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any reports, statements or other information on file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can review our SEC filings, including the registration statement, by accessing the SEC’s website at http://www.sec.gov or our website at http://www.iret.com. The information set forth on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we consider incorporated documents to be part of the prospectus; we may disclose important information to you by referring you to those documents; and information we subsequently file with the SEC will automatically update and/or supersede the information in this prospectus. This prospectus incorporates by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended April 30, 2011, filed with the SEC on July 14, 2011;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2011 from our definitive proxy statement on Schedule 14A filed with the SEC on August 8, 2011;

•

our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2011, October 31, 2011 and January 31, 2012, filed with the SEC on September 9, 2011, December 12, 2012 and March 12, 2012, respectively;

•

our Current Reports on Form 8-K, filed with the SEC on June 3, 2011; June 23, 2011; September 6, 2011; September 23, 2011; December 12, 2011 (Item 8.01 and 9.01 only); January 20, 2012; June 4, 2012; June 22, 2012; June 28, 2012; and June 29, 2012 (Item 4.01 and associated Item 9.01 only);

•

the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), dated July 29, 1986, as amended by the Amended Registration Statement on Form 10, dated December 17, 1986, and the Second Amended Registration Statement on Form 10, dated March 12, 1987; and

•	the description of our Series A Preferred Shares contained in our registration statement on Form 8-A, dated April 21, 2004, filed with the SEC on April 22, 2004.

We also incorporate by reference into this prospectus all documents or information that we file (but not those documents or information that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, and after the date of this prospectus and prior to the termination of the sale of our securities offered by this prospectus.

We will provide copies of all documents that are incorporated by reference into this prospectus and any applicable prospectus supplement (not including the exhibits other than exhibits that are specifically incorporated by reference) without charge to each person who so requests in writing or by calling us at the following address and telephone number:

Investors Real Estate Trust

1400 31st Avenue SW, Suite 60

Minot, N.D. 58701

Attn: Michael Bosh, General Counsel

(701) 837-4738

4,000,000 Shares

7.95% Series B Cumulative Redeemable Preferred Shares

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

July 31, 2012

Baird

RBC Capital Markets

D.A. Davidson & Co.

Janney Montgomery Scott

Wunderlich Securities

J.J.B. Hilliard, W.L. Lyons, LLC

Ladenburg Thalmann & Co. Inc.